SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2015

XZERES Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman Court, Suite 3126 Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-388-7350

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 3.03 Material Modification to Rights of Security Holders

On June 9, 2015, XZERES Corp. (“we” or the “Company”), sold a total of 3,000 shares of our Series B Participating Preferred Stock (the “Series B Shares”) at a price of $2,000.00 per share for a total price of $6.0 million pursuant to a private placement and written subscription agreements dated June 8, 2015 and entered into on June 9, 2015 (the “Agreements”). We did not pay any commission or underwriting discounts. On June __, 2015, the Company issued a press release announcing the private placement. The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The Series B Shares were purchased by two of our existing large shareholders. Ravago Holdings America Inc. purchased 1,810 shares of the Series B Shares for a total price of $3,619,800 and Paul DeBruce purchased 1,190 Series B Shares for a total price of $2,380,200. Both purchasers used existing funds to acquire their respective shares. The combined purchase price was paid in cash of $5.5 million and the remaining $500,000 by the conversion (the “Conversion”) of the principal balances owed by us to the purchasers pursuant to the two Demand Convertible Subordinated Secured Promissory Notes dated May 27, 2015 (the “Notes”). We initially reported the issuance of the Demand Convertible Secured Promissory Notes on for 8-K filed June 5, 2015. The Series B Shares have certain dividend, voting, and liquidation rights evidenced by a Certificate of Designation and the Agreements as further described below.

We negotiated the terms and conditions directly with the purchasers and offered and sold the shares pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D. Both purchasers are accredited investors as defined in Regulation D under the Securities Act. No general solicitation or advertising was used in connection with the offering. We issued the shares sold as “restricted securities” within the meaning of Regulation D and the certificates so issued will bear the appropriate restrictive legends.

We created a total of 3,000 shares of Series B Participating Preferred Stock pursuant to a Certificate of Designation filed with the Nevada Secretary of State on June 8, 2015, as permitted by our articles of incorporation and Nev. Rev. Stat. 78.195 and 78.1955 (the “Certificate of Designation”). The Certificate of Designation provides the holders of the Series B Shares with certain rights and privileges, including, in summary, (i) a quarterly dividend in an amount equal to 10% per annum, payable in cash or common stock at the option of the holders; (ii) the right to vote together as a single class with holders of the Company’s common stock on all matters, with the holders of Series B having a certain defined percentage of the aggregate votes based on the Applicable Percentage as described below, (iii) a requirement that any matter that requires, or is otherwise submitted for, approval of the stockholders of the Company, also be approved by not less than 2/3 of the Series B Shares; (iii) a requirement that certain change of control transactions, redemptions, amendments to organizational documents, issuances of debt, dividends and certain other matters be approved in advance by not less than 2/3 of the Series B Shares; (iv) the right, but not the obligation, to nominate and elect three of the five members of our board of directors; and (v) a liquidation preference which would, in the event of a liquidation or change in control of the company, provide the holders of the Series B Participating Preferred Stock the option of receiving, in preference to the holders of our common stock, a distribution in an amount equal to either (a) the original purchase price of the Series B Participating Preferred Stock plus any accrued and unpaid dividends, or (b) that percentage of the total net proceeds of the liquidation or change in control transaction in an amount (the “Applicable Percentage”) to be determined pursuant to an appraisal, fairness opinion and valuation process to be conducted by an independent third party investment bank over the next approximately 45 days as set forth in the certificate of designation, with the remainder of such proceeds being distributed to the holders of common stock of the Company. Once determined in accordance with the Certificate of Designation and the Agreements, the Applicable Percentage will govern both the voting and liquidation rights as described above. At the conclusion of that appraisal and valuation process, we will amend the certificate of designation to adjust both the voting rights and the liquidation preference provisions to reflect the results of that process. The Series B Participating Preferred Stock is not convertible into our common stock or any other class of our equity securities.

The foregoing summary of the material rights and privileges of the Series B Shares is qualified in its entirety by the actual text of the Certificate of Designation filed herewith as Exhibit 3.1 and incorporated herein by reference.

The Agreements contain covenants regarding the filing of the Certificate of Designation, the board appointment rights and appraisal and fairness process described above, certain registration rights as well as other customary representations and covenants by the subscribers and the Company. The foregoing summary of the material terms of the Agreements is qualified in its entirety by the actual text of the Agreements filed herewith as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The disclosures in Item 1.01, 3.02 and 3.03 above are incorporated into this Item 5.01 by reference. The present right to nominate and elect a majority of our board of directors as well as the voting rights of the Series B Shares constitutes a potential change in control of the company in favor of the holders of our Series B Shares. To date no persons have been nominated to join our board of directors by the holders of the Series B Shares, nor have the holders of those shares indicated any immediate intention to exercise that right.

In addition to holding the Series B Shares as described above, Ravago Holdings America, Inc. also beneficially owns 16.86% of our common stock and Mr. DeBruce beneficially owns 26.57% of our common stock.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation
10.1	Subscription Agreement entered into between the Company and Paul DeBruce
10.2	Subscription Agreement entered into between the Company and Ravago Holdings America Inc.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xzeres Corp.

/s/ David Hofflich

David Hofflich

Chief Executive Officer

Date: June 15, 2015

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